As filed with the Securities and Exchange Commission on December 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SIGILON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4005543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Binney Street, Suite 600

Cambridge, MA 02142

(617) 336-7540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rogerio Vivaldi Coelho, M.D.

President and Chief Executive Officer

100 Binney Street, Suite 600

Cambridge, MA 02142

(617) 336-7540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein, Esq. William Michener, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Peter Handrinos, Esq. Wesley Holmes, Esq. Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333- 250070

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
Common Stock, $0.001 par value	$22,540,000.00	$2,459.12

(1)	Includes shares that may be issued upon exercise by the underwriters of their option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $122,360,000 on a Registration Statement on Form S-1 (File No. 333-250070), which was declared effective by the Securities and Exchange Commission on December 3, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $22,540,000.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.001 per share (“Common Stock”), of Sigilon Therapeutics, Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-250070), initially filed by Sigilon Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) on November 13, 2020 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the Commission on December 3, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $22,540,000.00, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit Number		Description of Exhibit

5.1		Opinion of Ropes & Gray LLP

23.1		Consent of PricewaterhouseCoopers LLP

23.2		Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-250070), originally filed with the Securities and Exchange Commission on November 13, 2020 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on December 3, 2020.

SIGILON THERAPEUTICS, INC.

By:	/s/ Rogerio Vivaldi Coelho, M.D.
Rogerio Vivaldi Coelho, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rogerio Vivaldi Coelho, M.D. Rogerio Vivaldi Coelho, M.D.	President and Chief Executive Officer (Principal Executive Officer)	December 3, 2020

/s/ Glenn Reicin Glenn Reicin	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2020

* Daniel G. Anderson, Ph.D.	Director	December 3, 2020

* Doug Cole, M.D.	Director	December 3, 2020

* John Cox	Director	December 3, 2020

* Stephen Oesterle, M.D.	Director	December 3, 2020

* Kavita Patel, M.D.	Director	December 3, 2020

* Robert Ruffolo, Jr., Ph.D.	Director	December 3, 2020

* Eric Shaff	Director	December 3, 2020

*By:	/s/ Rogerio Vivaldi Coelho, M.D.
Rogerio Vivaldi Coelho, M.D.
Attorney-in-Fact